UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2018

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700 Sunnyvale, California		94089
(Address of principal executive offices)		(ZIP Code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Luc Seraphin as President and Chief Executive Officer

On October 25, 2018, the Board of Directors (the “Board”) of Rambus Inc. (“Rambus” or the “Company”) appointed Luc Seraphin as the President and Chief Executive Officer of the Company. The hiring of Mr. Seraphin reflects the completion of the search for a chief executive officer of the Company after Mr. Seraphin was appointed as interim President and Chief Executive Officer of Rambus in June 2018.

In connection with the appointment of Mr. Seraphin as the President and Chief Executive Officer of the Company, the Board has elected Mr. Seraphin as a member of the Board. Mr. Seraphin will be a Class I director.

Luc Seraphin, age 55, had served as the interim Chief Executive Officer of the Company since June 2018, and prior to that was the Senior Vice President and General Manager of Rambus’ Memory and Interface Division since November 2015. Previously, Mr. Seraphin served as Rambus’ Senior Vice President of Worldwide Sales and Operations and Vice President of Enterprise Solutions Sales, since joining Rambus in October 2013. Mr. Seraphin started his career at NEC and later joined AT&T Bell Labs, which became Lucent Technologies and Agere Systems (now Avago Technologies). During his 18 years at Avago, Mr. Seraphin held several senior positions in sales, marketing and general management, culminating in his last position as executive vice president and general manager of the Wireless Business Unit. Following this, Mr. Seraphin held the position of general manager of a GPS startup company in Switzerland and most recently was vice president of Worldwide Sales and Support at Sequans Communications.

There are no family relationships between Mr. Seraphin and any of our directors or executive officers. There are no related party transactions between Mr. Seraphin and Rambus other than his employment relationship with Rambus.

A copy of Rambus’ press release regarding these events is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

(e) Entry into Employment Agreement and Change of Control Severance Agreement with Luc Seraphin

On October 25, 2018, in connection with the appointment of Luc Seraphin as the President and Chief Executive Officer of the Company, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Seraphin, which sets forth the terms and provisions governing Mr. Seraphin’s employment as President and Chief Executive Officer, effective October 25, 2018 (the “Effective Date”). The Company also entered into an amended and restated change of control severance agreement (the “Severance Agreement” and together with the Employment Agreement, the “Agreements”) with Mr. Seraphin, effective October 25, 2018. The following summary is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference, and the full text of the Severance Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference.

Term of Agreement. Each of the Agreements will commence on October 25, 2018 and will remain in effect through October 25, 2021, with automatic one year renewal terms. Each of the Agreements may be terminated at any time by either party with or without cause.

Salary. The Employment Agreement sets Mr. Seraphin’s annual salary at $550,000.

Annual Incentive. The Employment Agreement provides that Mr. Seraphin will be eligible to receive an annual incentive with a target bonus equal to 100% of his base salary. For purposes of clarification, Mr. Seraphin’s target bonus effective as of the Effective Date through the remainder of fiscal year 2018 will be $550,000. Mr. Seraphin’s target bonus for the period in which Mr. Seraphin served as interim CEO will be $400,000. Mr. Seraphin’s target bonus for the period from the beginning of fiscal year 2018 through his appointment as interim CEO will be $330,000.

Employee Benefits. Mr. Seraphin will be eligible to participate in the Company’s benefits plans, policies and arrangements applicable to other executive officers of the Company.

Equity. In connection with his promotion, Mr. Seraphin will receive an award of restricted stock units (“RSUs”) with a grant date fair value of approximately $338,000 (the “RSU Award”). The number of RSUs subject to the RSU Award will be determined by dividing $338,000 by the closing price of the Company’s common stock on the date of grant, with such grant to be made pursuant to the Company’s equity grant policy. One hundred percent of the RSUs subject to the RSU Award will vest on the one year anniversary of the date of grant, subject to Mr. Seraphin continuing to be a “Service Provider” through the vesting date. The RSUs will be subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and a restricted stock unit award agreement. Mr. Seraphin may be eligible to receive additional awards of stock options, restricted stock units, or other equity awards as determined by the Board in its discretion.

Severance. In the event the Company terminates Mr. Seraphin’s employment with the Company without “Cause” and such termination does not occur within the three months prior to or 24 months following a change of control of the Company, Mr. Seraphin will receive: (i) a lump sum payment of 100% of his base salary and target bonus, (ii) Company payment of his COBRA premiums (in lieu of continued employee benefits) for a period of 12 months, and (iii) 12 months additional vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date). In the event the Company terminates Mr. Seraphin’s employment with the Company without “Cause” or Mr. Seraphin voluntarily terminates his employment for “Good Reason”, and in either event, such termination occurs within three months prior to or 24 months following a change of control of the Company, Mr. Seraphin will receive: (i) a lump sum payment of 200% of his base salary and target bonus, (ii) Company payment of his COBRA premiums (in lieu of continued employee benefits) for a period of 18 months, and (iii) 100% vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date).

The severance payments and other benefits will be subject to Mr. Seraphin entering into (and not revoking) a release of claims agreement against the Company and Mr. Seraphin’s continued compliance with certain non-compete, non-solicit, and non-disparagement provisions contained in the Agreements.

Excise Tax. In the event that the severance payments and other benefits payable to Mr. Seraphin constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Seraphin’s severance and other benefits will be either: (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Seraphin on an after-tax basis of the greatest amount of benefits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Mr. Seraphin, dated as of October 25, 2018.

10.2	Amended and Restated Changed of Control Severance Agreement between the Company and Mr. Seraphin, dated as of October 25, 2018.

99.1	Press Release of Rambus, issued on October 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2018	Rambus Inc.

/s/ Jae Kim
Jae Kim, Senior Vice President, Secretary and General Counsel